REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Trustees and Shareholders of MLIG Variable Insurance Trust:
In planning and performing our audit of the financial statements of MLIG Variable Insurance Trust (the ?Trust?), comprising the portfolios listed in Appendix A?as of and for the year ended December 31, 2005 in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust?s internal control over financial reporting.?? Accordingly, we express no such opinion.
The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting.? In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.? A trust's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.? Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a trust?s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.? Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.? A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the trust's a a bility to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the trust?s annual or interim financial statements that is more than inconsequential will not be prevented or detected.? A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trust?s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).? However, we noted no deficiencies in the Trust?s internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of December 31, 2005.
This report is intended solely for the information and use of management and the Trustees of MLIG Variable Insurance Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 15, 2006

APPENDIX A

Roszel/Lord Abbett Large Cap Value Portfolio

Roszel/Lord Abbett Mid Cap Value Portfolio

Roszel/Lord Abbett Government Securities Portfolio

Roszel/Lord Abbett Bond Debenture Portfolio

Roszel/Alliance Large Cap Core Portfolio
(formerly Roszel/Invesco-Nam Large Cap Core Portfolio)

Roszel/Kayne Anderson Rudnick Small Mid Cap Value Portfolio
(formerly Roszel/Valenzuela Mid Cap Value Portfolio)

Roszel/Fayez Sarofim Large Cap Core Portfolio

Roszel/Seligman Mid Cap Growth Portfolio

Roszel/Levin Large Cap Value Portfolio

Roszel/Marsico Large Cap Growth Portfolio
(formerly Roszel/Seneca Large Cap Growth Portfolio)

Roszel/Franklin Mid Cap Growth Portfolio
(formerly Roszel/Seneca Mid Cap Growth Portfolio)

Roszel/Allianz NFJ Small Cap Value Portfolio
(formerly Roszel/Pimco Small Cap Value Portfolio)

Roszel/Delaware Small Mid-Cap Growth Portfolio

Roszel/NWQ Small Cap Value Portfolio

Roszel/MLIM Relative Value Portfolio

Roszel/Loomis Sayles Large Cap Growth Portfolio
(formerly Roszel/Nicholas-Applegate Large Cap Growth Portfolio)

Roszel/Rittenhouse Large Cap Growth Portfolio

Roszel/MLIM Fixed-Income Portfolio

Roszel/JP Morgan Small Cap Growth Portfolio

Roszel/Lazard International Portfolio

Roszel/William Blair International Portfolio

Roszel/Allianz CCM Capital Appreciation Portfolio
(formerly Roszel/PIMCO CCM Portfolio)

Roszel/Lord Abbett Affiliated Portfolio

Roszel/Delaware Trend Portfolio